EXHIBIT 16.1

August 18, 2011

Securities and Exchange Commission 100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Intellicell Biosciences, Inc.’s Form 8-K/A (Amendment No.1) dated August 11, 2011, and we agree with the statements made therein.

Yours truly,

/s/ Sherb & Co. LLP
Sherb & Co. LLP